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                                                                 EXHIBIT 10.4.8

                         STOCKHOLDERS' VOTING AGREEMENT

     Stockholders' Voting Agreement, dated as of September 23, 1998, by and between John Martin ("Martin") and Joseph Teresi ("Teresi").

     WHEREAS, Newriders, Inc., a Nevada corporation ("Newriders"), Easyriders, Inc., a Delaware corporation and wholly-owned subsidiary of Newriders ("Newco #1"), Easyriders Sub II, Inc., a California corporation and wholly-owned subsidiary of Newco #1 ("Newco #3"), Teresi and several companies owned by Teresi (the "Paisano Companies") entered into a stock contribution agreement (the "Paisano Agreement") whereby Teresi will contribute to Newco #1 all of the outstanding shares of capital stock of the Paisano Companies in exchange for 6,483,507 shares of common stock of Newco #1, a promissory note of Newco #3 in the principal amount of $15,000,000 payable at closing, assumption of $7,000,000 of debt and three notes in an aggregate principal amount of $13,000,000 (the "Teresi Notes"), as part of a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, Newriders, Newco #1, William Prather and Marna Prather (collectively, "Prather"), Martin and M & B Restaurants, L.C., a Delaware limited liability company, d/b/a El Paso Barbeque Company entered into an LLC interest contribution agreement (the "El Paso Agreement") whereby Martin and Prather will contribute to Newco #1 all of their limited liability company interests in El Paso in exchange for an aggregate of 2,000,000 shares of common stock of Newco #1, as part of a transaction described in Section 351 of the Code;

     WHEREAS, Newriders, Newco #1 and Easyriders Sub, Inc., a Nevada corporation and wholly-owned subsidiary of Newco #1 ("Newco #2), will enter into an Agreement and Plan of Merger and Reorganization (the "Agreement and Plan of Merger and Reorganization") whereby (i) Newco #2 will merge into Newriders, (ii) the common stock of Newco #2 held by Newco #1 will be converted into one share of Newriders common stock (constituting all of the outstanding capital stock of Newriders) and (iii) the common stock of Newriders not held by Newco #1 will be converted into common stock of Newco #1 on a one-for-one basis, all as part of a transaction described in Sections 351, 368(a)(1)(A) and 368(a)(2)(E) of the Code;

     WHEREAS, immediately following consummation of the transactions contemplated by the Paisano Agreement, the El Paso Agreement and the Agreement and Plan of Merger and Reorganization, Martin and Teresi will be the beneficial owners of, and be entitled to vote, approximately 5,132,947 and 6,993,507 shares of common stock of Newco #1, respectively (along with all other voting securities of Newco #1 beneficially owned by Martin and Teresi, respectively, and all voting securities of Newco #1 purchased by (whether through open market purchases, privately negotiated transactions or otherwise) or which otherwise become beneficially owned by Martin and Teresi, respectively, after the date hereof, the "Shares");

     WHEREAS, Martin desires to vote his Shares in favor of Teresi's Director Designees (as defined below) and Teresi desires to vote his Shares in favor of Martin's Director Designees; and

     WHEREAS, Martin desires to appoint Teresi as his attorney in fact and proxy and Teresi desires to appoint Martin as his attorney in fact and proxy, with respect to the Shares each is entitled to vote at any meeting of stockholders of Newco #1 or by written consent of the holders of voting securities of Newco #1 without a meeting, on, and only on, the election and removal of directors of Newco #1;

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

     SECTION 1. Election of Directors.

     (a) Each of Martin and Teresi shall be entitled to designate to the other four individuals to be voted for and to serve on the board of directors of Newco #1 (each a "Director Designee") (provided that such individuals have not been involved in any legal proceedings of the type specified in Item 401(f) of Regulation S-K). Each of Martin and Teresi shall, and shall use his best efforts to cause each of their respective affiliates (as used in this Agreement, "affiliate" shall include, without limitation, any person or entity which, directly or indirectly, controls, is controlled by or under common control with such person or entity, members of any individual's immediate family and any trusts, the trustee and all beneficiaries of which are such persons or members of such individual's immediate family), to (i) nominate for election and
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(ii) vote all of his Shares entitled to vote thereon for the election of the other party's Director Designees at any meeting of stockholders of Newco #1 or by written consent of the holders of voting securities of Newco #1 without a meeting.

     (b) If at any time either Martin or Teresi shall notify Newco #1 of such party's desire to have one or more of their respective Director Designees removed, each of Martin and Teresi shall, and shall use his best efforts to cause each of their respective affiliates to, subject to all applicable requirements of law, vote all of his Shares entitled to vote thereon for the removal of such director at any meeting of the stockholders of Newco #1 or by written consent of the holders of voting securities of Newco #1 without a meeting.

     (c) Whenever any Director Designee ceases to serve on the board of directors of Newco #1 (whether by reason of death, resignation, removal or otherwise), the successor director shall be acceptable to the party who designated the Director Designee creating the vacancy. In the event the board of directors of Newco #1 fills a vacancy with a person not acceptable to the party who designated the Director Designee creating the vacancy, Martin and Teresi agree to immediately jointly request the Secretary of Newco #1 to call a special meeting of stockholders of Newco #1 for the election of directors.

     (d) Martin and Teresi agree to jointly request the Secretary of Newco #1 to call a special meeting of stockholders of Newco #1 if either Martin or Teresi requests such a meeting.

     SECTION 2. Irrevocable Proxy. Each of Martin and Teresi hereby irrevocably constitutes and appoints the other as his attorney in fact and proxy pursuant to the provisions of Section 212(c) of the Delaware General Corporation Law, with full power of substitution, to vote all of such party's Shares entitled to vote thereon for the election or removal of the other party's Director Designees at any meeting of stockholders of Newco #1 or by written consent of the holders of voting securities of Newco #1 without a meeting and to execute and deliver any and all consents, instruments or other agreements or documents in order to take any and all such actions in connection with or in furtherance of the obligations of each of Martin and Teresi set forth in this Section 2. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE, SUBJECT TO SECTION 3, AND COUPLED WITH AN INTEREST. Each of Martin and Teresi hereby revokes all other proxies and powers of attorney with respect to their Shares that he may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by each of Martin and Teresi with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of Martin or Teresi and any obligation of Martin and Teresi under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of Martin and Teresi.

     SECTION 3. Termination. This Agreement shall terminate on the date the outstanding principal of, and any and all accrued but unpaid interest on, the Teresi Notes is repaid in full or the date on which Teresi advises the Secretary of Newco #1 that he elects to waive the benefit of this Agreement, whichever first occurs.

     SECTION 4. Transfer of Shares. During the term of this Agreement, the parties shall be free to transfer their Shares to any person, except that no such transfer shall be made unless prior thereto the other party to this Agreement shall have been notified of such proposed transfer and the transferee shall have agreed in writing to be bound by the provisions of this Agreement as if a party named herein.

     SECTION 5. Legend. A copy of this Agreement shall be filed with the Secretary of Newco #1 and shall be kept at its principal executive office. Upon the execution of this Agreement, each of the parties hereto shall cause each certificate representing Shares to carry a legend as follows:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE
     PROVISIONS OF A STOCKHOLDERS' VOTING AGREEMENT, DATED AS OF             ,
     1998, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS THEREIN PROVIDED. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICES OF THE COMPANY.

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     SECTION 6. Notices. All notices and other communications shall be effective
(a) upon receipt if (i) hand delivered or (ii) sent by facsimile transmission and confirmed by mail, (b) the third day after mailing, postage prepaid return receipt requested and (c) one day after sending by recognized "over-night" delivery service. Any notice not contemplated above shall be effective upon receipt. For the purposes of this Section 6, the addresses of the parties to which notices shall be sent shall be as follows:

        If to Martin:

               John Martin
               18931 Glenmont Terrace
               Irvine, California 92612

        with a copy to:

               Palmieri, Tyler, Wiener, Wilhelm & Waldron LLP
               2603 Main Street, Suite 1300
               Irvine, California 92614
               Attention: Alan Wiener, Esq.

        If to Teresi:

               Joseph Teresi
               c/o Paisano Publications
               28210 Dorothy Drive
               Agoura Hills, California 91310

        with a copy to:

               Joseph J. Jacobs
               6380 Sweet Maple Lane
               Boca Raton, Florida 33433

     Each of the parties hereto may change the address to which such communications are to be directed by notice to the other parties as provided in this Section 6.

     SECTION 7. Complete Agreement. This is the complete agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements with respect thereto. There are no representations, warranties, covenants, conditions, terms, agreements, promises, understandings, commitments or other arrangements with respect to the subject matter hereof other than those expressly set forth herein.

     SECTION 8. Governing Law. This Agreement shall be governed by, construed under and enforced in accordance with, the laws of the State of California without regard to any conflict of law principles thereof.

     SECTION 9. Binding Agreement; Successors. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and each of their respective successors, assigns, heirs and other representatives.

     SECTION 10. Headings. The section headings herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, nor are they deemed to constitute a part of this Agreement.

     SECTION 11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     SECTION 12. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable and actual attorneys' fees (including any such fees incurred in connection with enforcement of any judgments) in addition to his costs and expenses and any other available remedies.

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     SECTION 13. Waiver; Amendment. Any waiver of any provision or breach of this Agreement must be in writing, executed by the waiving party. No waiver of any provision or breach of this Agreement shall be a waiver of any other provision or breach of this Agreement or any subsequent breach. Any amendment or modification of this Agreement must be in writing and executed by all of the parties hereto.

     SECTION 14. Specific Performance. Each of the parties hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by a party hereto and that any such breach would cause the other party hereto irreparable harm. Accordingly, each party hereto agrees that in the event of any actual or threatened breach of this Agreement by any party hereto, the other parties hereto shall be entitled to specific performance. Such remedy shall not be the exclusive remedy for any breach of this Agreement, but shall be in addition to all other remedies available at law or equity to such party.

     SECTION 15. Interpretation. The parties hereto agree that each party has participated in the drafting and preparation of this Agreement, and, accordingly, in any construction or interpretation of this Agreement, the same shall not be construed against any party by reason of the source of drafting.

     SECTION 16. Further Assurances. Each party shall execute and deliver such further instruments and take such further actions as the other party may reasonably request in order to carry out the intent of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written.

                                          /s/ JOHN MARTIN
                                          -------------------
                                              John Martin


                                          /s/ JOSEPH TERESI
                                          -------------------
                                              Joseph Teresi

                ACKNOWLEDGMENT OF STOCKHOLDERS' VOTING AGREEMENT

     Easyriders, Inc. hereby acknowledges the existence of the foregoing Stockholders' Voting Agreement.

                                          EASYRIDERS, INC.

                                          By: /s/ WILLIAM E. PRATHER
                                          --------------------------------------
                                          Name: William E. Prather
                                          Title: Chief Executive Officer,
                                                 President and Director




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